Exhibit 8

List of Subsidiaries

Significant Active Subsidiaries
Subs Name	Country
India 4Motion Broadband Wireless Network Private Limited	India
Tadipol-ECI Sp.z.o.o**	Poland
Alvarion SARL*	France
Alvarion De Mexico SA	Mexico
Alvarion Inc	USA
Alvarion UK Ltd.	UK
Alvarion Srl	Romania
Alvarion Asia Pacific Ltd.	Hong Kong
Alvarion do Brazil Telecomunicacoes Ltda.	Brasil
Alvarion Japan KK	Japan
Alvarion Telsiz Sistemleri Ticaret A.S.	Turkey
Alvarion Israel (2003) Ltd.	Israel
Alvarion Mobile Inc.	USA
Interwave Communications International SA	France
Alvarion Spain SL	Spain
Alvarion Philippines	Philippines
Kermadec Telecom B.V.	Holland
Alvarion Uruguay SA	Uruguay
Alvarion Singapore PTE LTD	Singapore
Alvarion South Africa (Pty) Ltd	South Africa
Alvarion Ltd., Taiwan Branch Preparatory Office***	Taiwan
Alvarion del Ecuador S.A.	Ecuador
Alvarion Chile LIMITADA	Chile
Alvarion S.A.	Argentina
Alvarion Costa Rica S.A	Costa Rica
Alvarion Italy SRL	Italy
Alvarion GmbH*	Germany

*Alvarion SARL and Alvarion GmbH are wholly-owned subsidiary of Alvarion UK LTD.
is a wholly-owned subsidiary of Alvarion UK LTD.
**Tadipol – ECI Sp.zoo is a wholly-owned subsidiary of Kermadec Telecom B.V.
*** Alvarion Ltd., Taiwan Branch Preparatory Office is a wholly-owned branch of Alvarion Singapore PTE LTD.